Exhibit 99.2

KRISPY KREME ANNOUNCES COMPLETION OF SPECIAL COMMITTEE INVESTIGATION

Pre-Tax Income To Be Reduced by an Estimated $22.2 Million for Fiscal Year 2001 through October 31, 2004 and an Additional $3.4 Million for Prior Periods

Discusses Current Operations and Liquidity

WINSTON-SALEM, N.C. (August 10, 2005) — Krispy Kreme Doughnuts, Inc. (NYSE:KKD) announced today that, on August 9, 2005, a Special Committee comprised of two independent directors of the Company (the “Special Committee”) presented a report of its investigation to the Board of Directors. The Special Committee, which is co-chaired by Michael H. Sutton, formerly Chief Accountant of the United States Securities and Exchange Commission, and Lizanne Thomas, a senior corporate partner in the Atlanta office of Jones Day, a global law firm, was assisted in the investigation by legal counsel Weil, Gotshal & Manges LLP and Smith Moore LLP and a forensic accounting team from Navigant Consulting, Inc. The Special Committee was established by Krispy Kreme’s Board of Directors in October 2004 to conduct an independent investigation of various matters, and its report is the result of an extensive review conducted over approximately ten months.

Special Committee Report

The Company today is filing a copy of a summary prepared by the Special Committee of its report (the “Summary”) as an exhibit to a Form 8-K Current Report under the Securities Exchange Act of 1934. As part of its continuing cooperation with ongoing investigations by the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York, the Special Committee has made the report available to such agencies, but is not publicly disclosing the report at this time.

“The completion of the Special Committee report represents an important step forward for Krispy Kreme, both in understanding what occurred and in providing the framework for our upcoming restatement of our financial statements,” said James H. Morgan, Chairman of the Board of Krispy Kreme. “The Company and its Board of Directors embrace the directives of the Special Committee and are committed to ensuring that the highest standards of business conduct, financial reporting and internal controls are maintained. Krispy Kreme is a powerful brand, and we believe we are making progress every day in getting the Company back on track to realizing its full potential.”

“We believe the remedial actions that we are directing the Company to take, which include significant changes in corporate culture and governance, provide a foundation on which the Company can rebuild public confidence and trust,” said Michael Sutton and Lizanne Thomas, co –chairs of the Special Committee.

Since January 2005, the Special Committee, the Board of Directors and the new management team have taken, and as a result of the report of the Special Committee will take, numerous steps to strengthen Krispy Kreme’s corporate governance, compliance and internal controls.

The Special Committee issued the following statement:

“The Krispy Kreme story is one of a newly-public company, experiencing rapid growth, that failed to meet its accounting and financial reporting obligations to its shareholders and the public. While some may see the accounting errors discussed in our Summary as relatively small in magnitude, they were critical in a corporate culture driven by a narrowly focused goal of exceeding projected earnings by a penny each quarter.

“In our view, Scott A. Livengood, former Chairman of the Board and Chief Executive Officer, and John W. Tate, former Chief Operating Officer, bear primary responsibility for the failure to establish the management tone, environment and controls essential for meeting the Company’s responsibilities as a public company. Krispy Kreme and its shareholders have paid dearly for those failures, as measured by the loss in market value of the Company’s shares, a loss in confidence in the credibility and integrity of the Company’s management and the considerable costs required to address those failures.

“The number, nature and timing of the accounting errors strongly suggest that they resulted from an intent to manage earnings. All those we interviewed have repeatedly and firmly denied having any intent to manage earnings or having given or received any instruction (explicit or otherwise) to do so. But we never received credible explanations for transactions that appear to have been structured or timed to allow for the improper recognition of revenue or improper reduction of expense. While we believe that our investigation was thorough and more than sufficient to support our conclusions, we recognize that government investigators, who have a broader array of investigatory tools than are available in a private investigation such as ours, may uncover additional facts that will better illuminate the intent behind various individuals’ actions and the underlying events.

“All officers or employees who we believe had any substantial involvement in or responsibility for the accounting errors have left the Company.

“The Special Committee reserves the right to oversee the Company’s restatement process to ensure that the restatement adjusting entries comport with our understanding of the facts and generally accepted accounting principles. The Special Committee also reserves the right to conduct any additional investigation it deems appropriate with respect to new facts or issues that may arise in the restatement process.

“As discussed in the Summary, after considering the Company’s history and culture, and the critical importance of preventing future lapses of oversight and re-establishing the Company’s credibility with shareholders, regulators, lenders and other constituencies, the Special Committee has directed the Board of Directors to act promptly to implement a broad range of changes in corporate governance. Among these required changes are the reconstitution of the Board of Directors so that a substantial majority of the Board consists of individuals who were not directors at the time of the events the Special Committee investigated, all of the directors other than the CEO are independent directors and the position of Emeritus Director is eliminated. Other required changes include enhancing the processes to ensure that the Board receives, on a timely basis, accurate, candid and balanced information about all material issues, substantially bolstering the

Company’s resources in the areas of accounting, financial reporting and internal audit and changes in the areas of controls, compliance, public disclosure and compensation.

“Also as discussed in the Summary, the Special Committee has concluded that it is in the best interests of the Company (i) to reject the demands by shareholders that the Company commence litigation against present and former directors and officers of the Company and the sellers of certain franchises to the Company, (ii) to seek dismissal of shareholder derivative litigation against the outside directors, the sellers of certain franchises and current and former officers other than Scott Livengood, John Tate and Randy S. Casstevens, the Company’s former Chief Financial Officer, and (iii) not to seek dismissal of shareholder derivative litigation against Messrs. Livengood, Tate and Casstevens, although the Company will not assist or participate in such litigation.”

Financial Statement Adjustments

As previously announced, management and the Board of Directors have concluded that certain previously issued financial statements should no longer be relied upon and should be restated. The Company is working diligently to complete this restatement, as well as the preparation of its annual financial statements for the fiscal year ended January 31, 2005. The adjustments are currently expected to have the effect of decreasing pre-tax income for periods through the third quarter of fiscal 2005 by an estimated cumulative $25.6 million. The adjustments are currently estimated to decrease pre-tax income by $1.1 million, $1.9 million, $2.1million, $13.9 million and $3.2 million for fiscal 2001, 2002, 2003 and 2004 and the first nine months of fiscal 2005, respectively, as well as by $3.4 million for periods prior to fiscal 2001. The estimates remain subject to revision and the results of the audit of the Company’s annual financial statements. A description of the accounting adjustments that the Company anticipates making and a summary of the adjustments are contained in Annex A to this press release.

As previously announced on April 19, 2005, the Company also has concluded that under the provisions of FIN46(R), it should have consolidated the financial statements of KremeKo Inc. (“KremeKo”), its area developer for Central and Eastern Canada, effective as of the end of the first quarter of fiscal 2005 rather than as of the end of the third quarter of fiscal 2005. The Company currently expects that restatement adjustments to previously issued interim financial information for fiscal 2005 to correct this error will not have a material effect on pre-tax earnings for such interim periods.

As previously announced on April 19, 2005, the Company currently is conducting impairment testing of reported amounts of goodwill and anticipates that a significant, non-cash impairment charge will be reflected in fiscal 2005 earnings; however, the Company has not concluded in which interim period or periods of fiscal 2005 such anticipated charge should be recorded. The interim financial information previously published by the Company for fiscal 2005 does not reflect any such impairment charge. Moreover, the $25.6 million of estimated cumulative pre-tax adjustments described herein do not include any such impairment charge.

As previously announced on November 22, 2004, the Company is continuing to monitor receivables from its franchisees. The Company anticipates that its results of operations for both fiscal 2005 and 2006 will be adversely affected by adjustments to recognize the financial difficulties faced by certain franchisees.

Recent Operating Results

Set forth below are the systemwide and Company average weekly sales per factory store for the periods presented.

	Dollars in thousands
	Q4 FY05	Q1 FY06	Q2 FY06
Systemwide	$48	$48	$46
Decrease from prior year	20%	21%	18%

Company	$50	$50	$49
Decrease from prior year	27%	26%	20%

In addition to lower average weekly sales per factory store, the Company noted that recent quarters have also been adversely affected by lower sales to franchisees from the Company’s Manufacturing and Distribution segment, and that the Company has incurred a net loss in each of the last three fiscal quarters. The Company’s financial results are also being adversely affected by the substantial costs associated with the legal and regulatory matters previously disclosed by the Company.

On January 18, 2005, the Company retained Kroll Zolfo Cooper LLC (“KZC”) to provide management services to the Company. Since such date, under KZC’s leadership, the Company has:

• obtained a new $225 million secured credit facility
• closed certain unprofitable factory stores and is working to fix Company store operations through the implementation of production efficiency and margin improvement programs
• restructured and is continuing to restructure complex franchisee relationships and obligations
• hired a new Chief Accounting Officer and is working to assess and develop improvements to internal financial controls
• reduced the number of employees in its corporate, mix plant, equipment manufacturing and distribution facilities by approximately 25%

In addition, KZC is working with the Company on assessing and developing:

• new product offerings for both retail and wholesale channels

• traffic building marketing and promotion programs
• wholesale volume and margin improvement programs and conducting testing and route profitability analyses
• ongoing cost reduction initiatives
• new store concepts and formats

“Our plan is simple. We are focusing on excellence in Company and franchise operations and on what makes Krispy Kreme a great brand: delivering the highest quality doughnuts and coffee and other beverages to our retail and wholesale customers. While the Company still faces serious challenges, we believe we are addressing the critical issues,” said Stephen F. Cooper, CEO of Krispy Kreme and Chairman of KZC.

The Company noted that it has been incurring monthly fees from KZC on an hourly basis in accordance with their management agreement. KZC’s fees have been averaging approximately $800,000 per month as a result of the substantial resources required to address the Company’s operations and restructure complex franchisee relationships and obligations.

Liquidity and Capital Resources

On April 1, 2005, the Company entered into senior secured credit facilities aggregating $225 million, comprised of a $75 million first lien senior secured revolving credit facility, a $120 million second lien senior secured term loan and a $30 million second lien prefunded revolving credit and letter of credit facility.

The Company’s sources of liquidity and the amount of its indebtedness as of January 30, 2005, the last day of the Company’s fiscal year 2005, and as of June 26, 2005, the most recent date as of which the Company has prepared a preliminary consolidated balance sheet, were as follows:

(in millions)	January 30, 2005	June 26, 2005
Cash:
Company	$21	$42
Consolidated joint ventures (a)	$5	$1

Unused borrowing capacity under the
credit facilities (b)	-	$70

Indebtedness:
Company	$88	$120
Consolidated joint ventures (a)	$44	$29

Letters of credit issued under the
credit facilities	$9	$26

Guarantees	$54	$50

(a)

Cash and indebtedness of consolidated joint ventures at January 30, 2005 includes approximately $3 million and $14 million, respectively, related to KremeKo. Cash and indebtedness of consolidated joint ventures at June 26, 2005 does not include any amounts related to KremeKo because the Company ceased consolidating KremeKo’s financial statements as of April 15, 2005, the date KremeKo began its financial restructuring. Consistent with past practice, all amounts for consolidated joint ventures are reported on a one-month delay.

(b)	As of January 30, 2005, the Company was unable to borrow funds under its then-existing credit facility.

"With a solid cash position and sufficient borrowing availability, we believe Krispy Kreme has the financial flexibility needed to implement our plan," said Steven G. Panagos, President and COO of Krispy Kreme and Managing Director of KZC.

Material Weaknesses in Internal Control over Financial Reporting

Section 404 of the Sarbanes-Oxley Act of 2002 requires the Company to include “Management’s Report on Internal Control over Financial Reporting” in its annual report on Form 10-K for the fiscal year ended January 30, 2005, and this assessment was first applicable to the Company for such fiscal year. Such report must include, among other things, an assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the fiscal year. The Company has not yet completed its assessment of internal control over financial reporting; however, management has concluded that material weaknesses existed as of January 30, 2005. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weaknesses identified to date relate to the following broad internal control issues:

•     The Company failed to maintain an effective control environment, including failure of former senior management to set the appropriate tone at the top of the organization and to ensure adequate controls were designed and operating effectively

•     The Company failed to maintain a sufficient complement of personnel with a level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements and the complexity of the Company’s operations and transactions

• The Company failed to maintain effective controls over the documentation and analysis of acquisitions to ensure they were accounted for in accordance with GAAP

•     The Company failed to maintain effective controls over the selection and application of accounting policies related to leases and leasehold improvements to ensure they were accounted for in accordance with GAAP

Because management has not completed its testing and evaluation of the Company’s internal control over financial reporting and its evaluation of the control deficiencies identified to date, the Company may identify additional material weaknesses. Based on the material weaknesses identified to date, management believes it will conclude in “Management’s Report on Internal Control over Financial Reporting” in its fiscal 2005 Form 10-K that the Company’s internal control over financial reporting was not effective as of January 30, 2005. Also, as a result of these material weaknesses, management believes that the report of the Company’s independent registered public accounting firm will contain an adverse opinion with respect to the effectiveness of the Company’s internal control over financial reporting as of January 30, 2005. The Company plans to provide a more detailed description of material weaknesses, including its plan for remediating such weaknesses, in its annual report on Form 10-K for fiscal 2005.

#  # #

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company’s signature Hot Original Glazed. Krispy Kreme currently operates approximately 370 factory stores and 50 satellites in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

#  # #

Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme’s operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney’s Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative actions, the pending ERISA class action, further actions by the Special Committee, our auditors’ ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures and actions taken by our franchisees, dependence on the ability of our franchisees to execute on their business plans, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme’s periodic reports and proxy statements filed with the Securities and Exchange Commission.

Contact:

Andy Brimmer / Laura Smith

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449 ext. 154

ANNEX A

Financial Statement Adjustments

The following is a description of the accounting adjustments that will necessitate changes in the Company’s previously issued financial statements, and it is possible that additional accounting matters could be identified requiring additional adjustments. The estimates remain subject to revision and the results of the audit of its annual financial statements.

•

a pre-tax adjustment in fiscal 2004 of approximately $3.4 million to record as compensation expense, rather than as purchase price, a portion of the disproportionate consideration paid to an individual who was the prior operating manager and one of the former owners of the Michigan franchise and who subsequently worked for the Company for a short period of time after the acquisition

•

a pre-tax adjustment in fiscal 2004 of approximately $1.1 million to reverse certain income and to record as expense amounts that were improperly accounted for as part of the purchase price of the Michigan franchise

•	a pre-tax adjustment in fiscal 2004 of approximately $1.8 million to reverse profit recognized on certain pre-acquisition sales to the Michigan franchisee
•

a pre-tax adjustment in fiscal 2004 of $1.0 million to record as compensation expense, rather than as purchase price, the disproportionate consideration paid to one of the former owners of the minority interest in the Northern California franchise, who was its former operating manager and who worked for the Company for a short period of time prior to the acquisition

•

a pre-tax adjustment in fiscal 2004 of approximately $1.9 million to record as expense, rather than as purchase price, part of the consideration paid to another former owner of the minority interest in the Northern California franchise

•

a pre-tax adjustment in fiscal 2004 of approximately $0.6 million to reverse income recorded as a management fee in connection with the Company’s acquisition of the minority interest in the Northern California franchise

•

a pre-tax adjustment in fiscal 2004 of approximately $0.6 million to reverse income related to certain equipment sold by the Company to its Dallas franchisee prior to the Company’s acquisition of such franchisee

•	a pre-tax adjustment in fiscal 2004 to record as an expense approximately $0.5 million initially recorded as consideration related to the Company’s acquisition of the Charlottesville franchise
•	a pre-tax adjustment of approximately $1.0 million to reflect as a charge against fiscal 2004 earnings, rather than fiscal 2005 earnings, an impairment provision relating to certain long-lived assets
•

adjustments to earnings in various periods to correct the timing of revenue recognition with respect to certain sales of equipment to franchisees, principally to recognize revenue from certain equipment sales upon installation of the equipment or the related store opening date, rather than when the equipment was either shipped or delivered; and additional adjustments to reverse revenue recognized on certain equipment sales because the criteria for recognition of such revenue had not been met

•	adjustments to earnings in various periods to record mark-to-market adjustments on certain derivative transactions which previously had not been recorded
•

adjustments to earnings in various periods to correct errors in the application of accounting principles to certain leases and leasehold improvements; these adjustments are necessary principally to account properly for lease renewal options and/or rent escalations in computing rent expense for operating leases and to measure properly the depreciable lives of leasehold improvements in light of the term of the related leases, including renewal options

•	reductions in pre-tax earnings in various periods aggregating $4.1 million to record accruals for employee vacation pay not previously recorded
•

adjustments to earnings in various periods to record pledges to civic, non-profit and charitable organizations in the period in which the pledge was made rather than the period in which pledged amounts were paid

•

adjustments to earnings in various quarters to correct the timing of expenses recorded with respect to the Company’s incentive plan, principally to record expenses in accordance with GAAP, which results in recording quarterly charges based on the Company’s forecasted annual earnings performance, rather than the Company’s forecasted quarterly performance; these adjustments are intra-year and have no net annual impact and, thus, are not reflected on the Estimated Restatement Adjustments schedule in this Annex A

•

various other adjustments of lesser significance, including corrections of certain known errors which previously were not corrected because their effect on the Company’s financial statements was judged to be immaterial and/or adjustments that affected reported earnings for interim periods within fiscal years but had an immaterial effect on earnings for the full fiscal year

Estimated Restatement Adjustments	Increase (decrease) in pre-tax earnings (in millions)
	FY00	FY	FY	FY	FY	Nine Months
	and	ended	ended	ended	ended	ended
	earlier	1/28/01	2/3/02	2/2/03	2/1/04	10/31/04	Total
Compensation expense associated with Michigan acquisition					$ (3.4)		$ (3.4)
Items improperly accounted for as part of the cost of the Michigan acquisition					(1.1)		(1.1)
Profit reversal relating to pre-acquisition sales to Michigan franchise					(1.8)		(1.8)
Compensation expense associated with Northern California acquisition					(1.0)		(1.0)
Charge to expense a portion of the consideration paid for the Northern California franchise					(1.9)		(1.9)
Reverse management fee related to Northern California franchise acquisition					(0.6)		(0.6)
Reverse profit related to pre-acquisition equipment sales to Dallas franchisee					(0.6)		(0.6)
Charge to expense a portion of the consideration paid for the Charlottesville franchise					(0.5)		(0.5)
Asset impairment provision					(1.0)	$ 1.0
Defer or reverse profit recognition on certain equipment sales		$ (0.1)		$ (0.3)	(1.3)	(0.8)	(2.5)
Mark-to-market adjustments on derivatives				(0.1)	1.2	(1.1)
Accounting for leases and depreciation of leasehold improvements	$ (1.7)	(0.4)	$ (0.8)	(1.1)	(1.4)	(1.6)	(7.0)
Accruals relating to employee vacation pay	(2.0)	(0.4)	(0.5)	(0.3)	(0.5)	(0.4)	(4.1)
Accruals for charitable contributions		(0.5)		(0.5)		(0.7)	(1.7)
Other items	0.3	0.3	(0.6)	0.2		0.4	0.6
	$ (3.4)	$ (1.1)	$ (1.9)	$ (2.1)	$ (13.9)	$ (3.2)	$ (25.6)